UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2025

AMCOR PLC

(Exact name of registrant as specified in its charter)

Jersey	001-38932	98-1455367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

83 Tower Road North
Warmley, Bristol
United Kingdom	BS30 8XP
(Address of principal executive offices)	(Zip Code)

+44 117 9753200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	AMCR	The New York Stock Exchange
1.125% Guaranteed Senior Notes Due 2027	AUKF/27	The New York Stock Exchange
5.450% Guaranteed Senior Notes Due 2029	AMCR/29	The New York Stock Exchange
3.950% Guaranteed Senior Notes Due 2032	AMCR/32	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Credit Facility

On March 3, 2025, Amcor plc (the “Company”), as parent guarantor and a borrower, entered into a Five-Year Syndicated Facility Agreement (the “Five-Year Agreement”) with Amcor Pty Ltd (“Amcor Australia”), Amcor Finance (USA), Inc., (“AFUI”), Amcor UK Finance plc (“Amcor UK”) and Amcor Flexibles North America, Inc. (“AFNA” and, together with the Company, Amcor Australia, AFUI and Amcor UK, the “Borrowers”), the lenders party thereto and JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent.

The Five-Year Agreement provides for a revolving credit facility in an aggregate committed amount of $3.75 billion, which is unsecured, and scheduled to mature on March 3, 2030, which date may be extended by one year up to two times at the Company’s option, subject to certain conditions set forth in the Five-Year Agreement. Subject to obtaining commitments from existing or new lenders and certain other conditions, the Company may, at any time and from time to time by written notice to JPMorgan, request an increase in the total aggregate commitment level under the Five-Year Agreement by up to $1.0 billion.

Under the Five-Year Agreement, each loan which is an alternate base rate loan will bear interest at a rate per annum equal to Alternate Base Rate (as defined in the Five-Year Agreement), plus an applicable rate ranging from 0.0% to 0.50%, depending on the Company’s credit rating. Each loan which is a term SOFR loan will bear interest at a rate per annum equal to the Adjusted Term SOFR (as defined in the Five-Year Agreement), plus an applicable rate ranging from 0.875% to 1.50%, depending on the Company’s credit rating. Each loan which is an EURIBOR revolving loan will bear interest at a rate per annum equal to the Adjusted EURIBO Rate (as defined in the Five-Year Agreement), plus an applicable rate ranging from 0.875% to 1.50%, depending on the Company’s credit rating. Each loan which is a RFR (as defined in the Five-Year Agreement) revolving loan and each loan which is a swingline loan will bear interest at a rate per annum equal to the Daily Simple RFR (as defined in the Five-Year Agreement), plus an applicable rate ranging from 0.875% to 1.50%, depending on the Company’s credit rating.

The Five-Year Agreement also contains certain representations and warranties and affirmative and negative covenants, which the Company considers customary for facilities of this type, and a covenant to maintain a net leverage ratio not to exceed 3.90:1.00, stepping up to 4.25:1.00 for the twelve consecutive calendar months following the consummation of an acquisition with aggregate consideration in excess of $375 million. The Five-Year Agreement also contains various events of default, the occurrence of which could result in a termination of the lenders’ commitments and the acceleration of all of the Company’s obligations thereunder.

The foregoing summary of the Five-Year Agreement does not purport to be complete, and is subject to and is qualified in its entirety by the terms of the Five-Year Agreement, which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On March 3, 2025, the Company terminated each of its (i) Three-Year Syndicated Facility Agreement (as amended to date, the “Previous Three-Year Agreement”), dated as of April 26, 2022, by and among the Company, the Borrowers, the lenders party thereto and JPMorgan, as administrative agent and foreign administrative agent and (ii) Five-Year Syndicated Facility Agreement (as amended to date, the “Previous Five-Year Agreement” and, together with the Previous Three-Year Agreement and the Previous Four-Year Agreement, the “Previous Agreements”), dated as of April 26, 2022, by and among the Company, the Borrowers, the lenders party thereto and JPMorgan, as administrative agent and foreign administrative agent. There were no amounts outstanding under the Previous Agreements as of March 3, 2025, and the Company did not incur any early termination penalties in connection with the termination of the Previous Agreements.

The Previous Agreements consisted of a three-year $1.875 billion multi-currency credit facility expiring in April 2025 and a five-year $1.875 billion multi-currency credit facility expiring in April 2027.

In the ordinary course of their respective businesses, the lenders under the Previous Agreements and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

As previously disclosed, the Company announced on February 26, 2025 that it has commenced consent solicitations (the “Consent Solicitations”) from the holders of the 1.50% First Priority Senior Secured Notes due 2027, 1.65% First Priority Senior Secured Notes due 2027, 5.50% First Priority Senior Secured Notes due 2028, 5.800% First Priority Senior Secured Notes due 2031 and 5.650% First Priority Senior Secured Notes due 2034 (collectively, the “Notes”; and each, a “series of Notes”) issued by Berry Global, Inc., a wholly-owned subsidiary of Berry Global Group, Inc., to amend certain provisions of the applicable indenture governing each series of Notes.

The Company and Berry issued a joint press release on March 5, 2025, announcing the expiration of the Consent Solicitations, the receipt of the consents required to effect the proposed amendments and the entry into the supplemental indentures to the applicable indentures governing each series of Notes in connection therewith. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description of Exhibit

10.1*	Five-Year Syndicated Facility Agreement, dated as of March 3, 2025, by and among, Amcor plc, Amcor Pty Ltd, Amcor Finance (USA), Inc., Amcor UK Finance plc and Amcor Flexibles North America, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release, dated March 5, 2025

104	Cover Page Interactive Data File-Embedded within the inline XBRL document.
*

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.

Cautionary Statement Regarding Forward-Looking Statements

The information contained in this Current Report includes certain statements that are “forward-looking statements” within the meaning of federal securities laws. Some of these forward-looking statements can be identified by words like “anticipate,” “approximately,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “possible,” “predict,” “project,” “target,” “seek,” “should,” “will,” or “would,” the negative of these words, other terms of similar meaning or the use of future dates. Examples of forward-looking statements include statements as to the satisfaction of any conditions relating to the payment of the consent payments and the potential consummation of the Merger.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Amcor management’s and Berry management’s current beliefs, expectations and assumptions regarding the future of Amcor’s and Berry’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Amcor’s and Berry’s control. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. Amcor’s, Berry’s and the combined company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements as a result of various factors. These factors include, among other things, (i) the termination of or occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement or the inability to complete the Merger on the anticipated terms and timetable, (ii) the inability to complete the Merger due to the failure to satisfy any condition to closing in a timely manner or at all, or the risk that a regulatory approval that may be required for the Merger is delayed, is not obtained or is obtained subject to conditions that are not anticipated, (iii) the risks related to Amcor and Berry being restricted in the operation of their respective businesses while the Merger Agreement is in effect, (iv) the ability to obtain financing in connection with the transactions contemplated by the Merger on favorable terms, if at all, (v) the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, the ability of the combined company to maintain relationships with its customers and retain its management and key employees, (vi) the ability of the combined company to achieve the synergies contemplated by the Merger or such synergies taking longer to realize than expected, (vii) costs related to the Merger, (viii) the ability of the combined company to execute successfully its strategic plans, (ix) the ability of the combined company to promptly and effectively integrate the Amcor and Berry businesses, (x) the risk that the credit rating of the combined company may be different from what Amcor and Berry expect, (xi) the diversion of Amcor management’s and Berry management’s time and attention from ordinary course business operations to the consummation of the Merger and integration matters, (xii) potential liability resulting from pending or future litigation relating to the Merger and (xiii) the risks, uncertainties and assumptions described in the section entitled “Solicitation Considerations” in the consent solicitation statement prepared in connection with the Consent Solicitations. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included elsewhere. Additional information concerning risks, uncertainties and assumptions can be found in Amcor’s and Berry’s respective filings with the SEC, including the risk factors discussed in Amcor’s and Berry’s most recent Annual Reports on Form 10-K, as updated by their Quarterly Reports on Form 10-Q and other filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2025

AMCOR PLC

/s/ Damien Clayton
Name: Damien Clayton
Title: Company Secretary